EXHIBIT 32.2

          CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Patrick A. Quinn, the Chief Financial Officer of Teton Petroleum Company (the
"Company"),  certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002,
18 U.S.C. Section 1350, that to the best of my knowledge:

(1)  the  Quarterly  Report on Form 10-Q of the Company  for the fiscal  quarter
     ended   September  30,  2004  (the   "Report")   fully  complies  with  the
     requirements  of Section 13(a) or 15(d) of the  Securities  Exchange Act of
     1934, as amended; and

(2)  the information  contained in the Report fairly  presents,  in all material respects, the financial condition and results of operations of the Company.

A signed  original of this  written  statement  required by Section 906 has been provided to Teton  Petroleum  Company  and will be  retained by Teton  Petroleum
Company and  furnished to the  Securities  and Exchange  Commission or its staff upon request.

Dated: November 1, 2004

/s/ Patrick A. Quinn
Name: Patrick A. Quinn
Title: Chief Financial Officer

The  certifications  set forth  above is being  furnished  as an exhibit  solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Form 10-Q or as a separate  disclosure document of the Company or the certifying officers.